Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	Brad G. O’Connor	Jeffrey T. O’Keefe
	Chief Financial Officer	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2025 SECOND QUARTER RESULTS

Second Highest TTM ROE Amongst Midsized Homebuilders

Redeemed Early the Remaining $27 Million of the 13.5% Senior Notes Due 2026 and
Repurchased 2% of Our Common Stock

15% Year-Over-Year Increase in Consolidated Community Count and Consolidated Lots Controlled

MATAWAN, NJ, May 20, 2025 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal second quarter and six months ended April 30, 2025.

RESULTS FOR THE THREE-MONTH AND SIX-MONTH PERIODS ENDED APRIL 30, 2025:

  Total revenues decreased 3.1% to $686.5 million in the second quarter of fiscal 2025, compared with $708.4 million in the same quarter of the prior year. For the six months ended April 30, 2025, total revenues increased 4.4% to $1.36 billion compared with $1.30 billion in the first half of fiscal 2024.
  Domestic unconsolidated joint ventures(1) sale of homes revenues for the second quarter of fiscal 2025 increased 21.4% to $144.5 million (207 homes) compared with $119.0 million (177 homes) for the three months ended April 30, 2024. For the first half of fiscal 2025, domestic unconsolidated joint ventures sale of homes revenues increased 17.1% to $276.3 million (404 homes) compared with $235.9 million (344 homes) in the six months ended April 30, 2024.
  Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 13.8% for the three months ended April 30, 2025, compared with 19.5% during the second quarter a year ago. In the first six months of fiscal 2025, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 14.5% compared with 18.9% in the same period of the prior fiscal year.
  Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 17.3% during the fiscal 2025 second quarter compared with 22.6% in last year’s second quarter. For the six months ended April 30, 2025, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 17.8% compared with 22.3% in the first six months of the previous fiscal year.
  Total SG&A was $80.6 million, or 11.7% of total revenues, in the second quarter of fiscal 2025 compared with $79.0 million, or 11.2% of total revenues, in the second quarter of fiscal 2024. Total SG&A was $167.5 million, or 12.3% of total revenues, in the first six months of fiscal 2025 compared with $165.1 million, or 12.7% of total revenues, in the first half of the previous fiscal year.
  Total interest expense as a percent of total revenues decreased to 4.2% for the second quarter of fiscal 2025, as we continue to reduce our leverage, compared with 4.3% for the second quarter of fiscal 2024. For the six months ended April 30, 2025, total interest expense as a percent of total revenues was 4.3% compared with 4.7% in the first half of the previous fiscal year.
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  Income before income taxes for the second quarter of fiscal 2025 was $26.5 million compared with $69.4 million in the second quarter of the prior fiscal year. For the first half of fiscal 2025, income before income taxes was $66.4 million compared with $102.0 million during the first six months of the prior fiscal year.
  Income before income taxes excluding land-related charges and gain on extinguishment of debt, net was $29.2 million in the second quarter of fiscal 2025 compared with income before these items of $69.6 million in the second quarter of fiscal 2024. For the six months ended April 30, 2025, income before income taxes excluding land-related charges and gain on extinguishment of debt, net was $70.1 million compared with income before these items of $101.1 million in the same period of fiscal 2024.
  Net income was $19.7 million, or $2.43 per diluted common share, for the three months ended April 30, 2025, compared with net income of $50.8 million, or $6.66 per diluted common share, in the same period of the previous fiscal year. For the first six months of fiscal 2025, net income was $47.9 million, or $6.02 per diluted common share, compared with net income of $74.7 million, or $9.57 per diluted common share, during the first half of fiscal 2024.
  EBITDA was $58.6 million for the second quarter of fiscal 2025 compared with $101.9 million for the second quarter of the prior year. For the first half of fiscal 2025, EBITDA was $129.7 million compared with $166.4 million in the same period of the prior year.
  Consolidated contracts in the second quarter of fiscal 2025 decreased 7.5% to 1,398 homes ($706.6 million) compared with 1,512 homes ($785.8 million) in the same quarter last year. Contracts, including domestic unconsolidated joint ventures, for the three months ended April 30, 2025, decreased 7.5% to 1,629 homes ($856.1 million) compared with 1,761 homes ($961.2 million) in the second quarter of fiscal 2024.
  As of April 30, 2025, consolidated community count increased 14.7% to 125 communities compared with 109 communities as of April 30, 2024. Community count, including domestic unconsolidated joint ventures, increased 12.1% to 148 as of April 30, 2025 compared with 132 communities as of April 30, 2024.
  Consolidated contracts per community decreased 19.4% year-over-year to 11.2 in the second quarter of fiscal 2025 compared with 13.9 contracts per community for the second quarter of fiscal 2024. Contracts per community, including domestic unconsolidated joint ventures, decreased 17.3% to 11.0 in the three months ended April 30, 2025 compared with 13.3 contracts per community in the same quarter one year ago.
  The dollar value of consolidated contract backlog, as of April 30, 2025, decreased 12.5% to $988.2 million compared with $1.13 billion as of April 30, 2024. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of April 30, 2025, decreased 14.4% to $1.29 billion compared with $1.51 billion as of April 30, 2024. The year-over-year decrease in backlog is partly due to increased sales of quick move in homes (QMIs), which are typically in backlog for a very short period of time.
  The gross contract cancellation rate for consolidated contracts was 15% for the second quarter ended April 30, 2025, compared with 14% in the 2024 second quarter. The gross contract cancellation rate for contracts, including domestic unconsolidated joint ventures, was 14% for the second quarter of fiscal 2025 compared with 13% in the second quarter of the prior year.
  For the trailing twelve-month period our return on equity (ROE) was 27.0%. For the trailing twelve-month period our net income return on inventory was 13.2% and our adjusted earnings before interest and income taxes return on investment (Adjusted EBIT ROI) was 26.1%. For the most recently reported trailing twelve-month periods, we had the second highest ROE, and we believe the highest Adjusted EBIT ROI compared to nine of our publicly traded midsized homebuilder peers.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our multi-community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

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LIQUIDITY AND INVENTORY AS OF APRIL 30, 2025:

  During the second quarter of fiscal 2025, land and land development spending was $219.8 million compared with $230.5 million in the same quarter one year ago. For the first half of fiscal 2025, land and land development spending increased 1.4% to $467.4 million compared with $460.9 million in the same period one year ago.
  Total liquidity as of April 30, 2025, was $202.4 million, which was within our targeted liquidity range of $170 million to $245 million. We are happy that we remain fully invested two quarters in a row after years of having excess cash.
  During the second quarter of fiscal 2025, we redeemed early the remaining $26.6 million of the 13.5% senior notes that were scheduled to mature in February of 2026.
  During the second quarter of fiscal 2025, we repurchased 126,448 shares of common stock, or 2.4% of Class A common stock as of January 31, 2025, for $12.2 million or an average price of $96.68 per share.
  In the second quarter of fiscal 2025, approximately 3,000 lots were put under option or acquired in 46 consolidated communities.
  As of April 30, 2025, our total controlled consolidated lots were 42,440, an increase of 15.2% compared with 36,841 lots at the end of the previous fiscal year’s second quarter. Continuing our land-light strategic focus, 85% of our lots were optioned at the end of the second quarter of fiscal 2025, which is the highest percentage of option lots we have ever had. Based on trailing twelve-month deliveries, the current position equaled a 7.7 years’ supply.
  Total QMIs as of April 30, 2025, were 1,073, a decline of 7.7% compared with 1,163 homes as of January 31, 2025, illustrating our efforts to match our starts with our sales pace.

FINANCIAL GUIDANCE(2):

The Company is providing guidance for total revenues, adjusted homebuilding gross margin, adjusted income before income taxes and adjusted EBITDA for the third quarter of fiscal 2025. Financial guidance below assumes no adverse changes in current market conditions, including deterioration in our supply chain or material increases in mortgage rates, inflation or cancellation rates, and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $96.80 on April 30, 2025.

For the third quarter of fiscal 2025, total revenues are expected to be between $750 million and $850 million, adjusted homebuilding gross margin is expected to be between 17.0% and 18.0%, adjusted income before income taxes is expected to be between $30 million and $40 million and adjusted EBITDA is expected to be between $60 million and $70 million.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“We are pleased to have achieved most of our financial guidance for the quarter.  In addition, our hard work over the last few years to significantly improve our balance sheet by reducing debt and increasing equity, as well as increasing our land position by almost 50% since the second quarter of fiscal 2023, allows us multiple opportunities in this market.  Because of this increased lot count, over time, we could grow revenues significantly if stronger demand returns.  If we do not grow as significantly, we anticipate that we will generate cash flow to continue to pay down debt – we reduced debt $742 million from the end of fiscal 2019 – or repurchase more of our stock to add to the 877,657 shares we have repurchased in the last three and a half years,” stated Ara K. Hovnanian, Chairman of the Board, President and Chief Executive Officer.

“While our contract pace per community is consistent with historical averages, it remains lower than in recent years. Further, our gross margins, ignoring mortgage rate incentives, are actually quite strong; however, offering mortgage rate buydowns is expensive and has adversely impacted our gross margins. We have reviewed all land transactions to ensure that they remain economically viable. This resulted in walking away from a few land option positions during due diligence that no longer met our return hurdles. In this more challenging environment, we are working with some of our land sellers currently under option agreements to find solutions that work for both parties. To clear the way for recent land acquisitions which meet our historical return metrics, we have made a strategic decision to burn through certain less profitable land parcels at lower gross margins. Fortunately, we are finding plenty of new land opportunities that meet our return hurdles even with the current level of incentives and sales pace. In spite of the difficult current environment, we are pleased to have the second highest ROE and believe we have the highest adjusted EBIT ROI on a trailing twelve-month basis among the midsized homebuilders,” concluded Mr. Hovnanian.

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WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2025 second quarter financial results conference call at 11:00 a.m. E.T. on Tuesday, May 20, 2025. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net (“Adjusted EBITDA”), the ratio of Adjusted EBITDA to interest incurred and EBIT before inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net (“Adjusted EBIT”) are not U.S. generally accepted accounting principles (“GAAP”) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation for historical periods of EBIT, EBITDA, Adjusted EBIT and Adjusted EBITDA to net income are presented in tables attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted income before income taxes, which is defined as income before income taxes excluding land-related charges and loss (gain) on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation for historical periods of adjusted income before income taxes to income before income taxes is presented in a table attached to this earnings release.

Adjusted investment, which is defined as total inventories excluding liabilities from inventory not owned, net of debt issuance costs and interest capitalized and including investments in and advances to unconsolidated joint ventures (“Adjusted Investment”), is a non-GAAP financial measure. The most directly comparable GAAP financial measure is total inventories. The reconciliation for historical periods of Adjusted Investment to total inventories is presented in a table attached to this earnings release.

The ratio of Adjusted EBIT return on adjusted investment (“Adjusted EBIT ROI”), which is the ratio of Adjusted EBIT for the trailing twelve-months, to the average Adjusted Investment for the prior five fiscal quarters, is a non-GAAP financial measure. The most directly comparable GAAP financial measure is the ratio of net income return to total inventories. The presentation of the ratios of Adjusted EBIT ROI and net income return on inventory are presented in a table attached to this earnings release.

Total liquidity is comprised of $74.0 million of cash and cash equivalents, $3.4 million of restricted cash required to collateralize letters of credit and $125.0 million available under a senior secured revolving credit facility as of April 30, 2025.

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FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes, mortgage rates, inflation, supply chain issues, customer incentives and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries; (3) fluctuations in interest rates and the availability of mortgage financing, including as a result of instability in the banking sector; (4) increases in inflation; (5) adverse weather and other environmental conditions and natural disasters; (6) the seasonality of the Company’s business; (7) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (8) reliance on, and the performance of, subcontractors; (9) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (10) increases in cancellations of agreements of sale; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) global economic and political instability (18) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (19) availability and terms of financing to the Company; (20) the Company’s sources of liquidity; (21) changes in credit ratings; (22) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (23) potential liability as a result of the past or present use of hazardous materials; (24) operations through unconsolidated joint ventures with third parties; (25) significant influence of the Company’s controlling stockholders; (26) availability of net operating loss carryforwards; (27) loss of key management personnel or failure to attract qualified personnel; and (28) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2025 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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Hovnanian Enterprises, Inc.
April 30, 2025
Statements of consolidated operations
(In thousands, except per share data)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Total revenues	$686,471	$708,380	$1,360,094	$1,302,576
Costs and expenses (1)	669,383	650,152	1,312,348	1,228,108
Gain on extinguishment of debt, net	399	-	399	1,371
Income from unconsolidated joint ventures	9,043	11,164	18,248	26,116
Income before income taxes	26,530	69,392	66,393	101,955
Income tax provision	6,804	18,556	18,476	27,215
Net income	19,726	50,836	47,917	74,740
Less: preferred stock dividends	2,669	2,669	5,338	5,338
Net income available to common stockholders	$17,057	$48,167	$42,579	$69,402

Per share data:
Basic:
Net income per common share	$2.64	$7.12	$6.53	$10.22
Weighted average number of common shares outstanding	6,411	6,457	6,464	6,477
Assuming dilution:
Net income per common share	$2.43	$6.66	$6.02	$9.57
Weighted average number of common shares outstanding	6,951	6,902	7,011	6,920

(1) Includes inventory impairments and land option write-offs.

Hovnanian Enterprises, Inc.
April 30, 2025
Reconciliation of income before income taxes excluding land-related charges and gain on extinguishment of debt, net to income before income taxes
(In thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Income before income taxes	$26,530	$69,392	$66,393	$101,955
Inventory impairments and land option write-offs	3,056	237	4,096	539
Gain on extinguishment of debt, net	(399)	-	(399)	(1,371)
Income before income taxes excluding land-related charges and gain on extinguishment of debt, net (1)	$29,187	$69,629	$70,090	$101,123

(1) Income before income taxes excluding land-related charges and gain on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

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Hovnanian Enterprises, Inc.
April 30, 2025
Gross margin
(In thousands)
	Homebuilding Gross Margin		Homebuilding Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Sale of homes	$650,314	$686,929	$1,297,228	$1,260,565
Cost of sales, excluding interest expense and land charges (1)	537,600	531,385	1,066,345	979,833
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	112,714	155,544	230,883	280,732
Cost of sales interest expense, excluding land sales interest expense	19,938	21,543	38,676	41,441
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	92,776	134,001	192,207	239,291
Land charges	3,056	237	4,096	539
Homebuilding gross margin	$89,720	$133,764	$188,111	$238,752

Homebuilding gross margin percentage	13.8%	19.5%	14.5%	18.9%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	17.3%	22.6%	17.8%	22.3%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	14.3%	19.5%	14.8%	19.0%

	Land Sales Gross Margin		Land Sales Gross Margin
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Land and lot sales	$12,604	$213	$19,430	$1,553
Cost of sales, excluding interest (1)	5,689	117	10,234	882
Land and lot sales gross margin, excluding interest and land charges	6,915	96	9,196	671
Land and lot sales interest expense	-	-	618	-
Land and lot sales gross margin, including interest	$6,915	$96	$8,578	$671

(1) Does not include cost associated with walking away from land options or inventory impairment losses which are recorded as Inventory impairment loss and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

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Hovnanian Enterprises, Inc.
April 30, 2025
Reconciliation of adjusted EBITDA to net income
(In thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Net income	$19,726	$50,836	$47,917	$74,740
Income tax provision	6,804	18,556	18,476	27,215
Interest expense	29,083	30,512	57,956	60,861
EBIT (1)	55,613	99,904	124,349	162,816
Depreciation and amortization	3,023	2,014	5,321	3,612
EBITDA (2)	58,636	101,918	129,670	166,428
Inventory impairments and land option write-offs	3,056	237	4,096	539
Gain on extinguishment of debt, net	(399)	-	(399)	(1,371)
Adjusted EBITDA (3)	$61,293	$102,155	$133,367	$165,596

Interest incurred	$29,832	$34,530	$59,687	$66,491

Adjusted EBITDA to interest incurred	2.05	2.96	2.23	2.49

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization, inventory impairments and land option write-offs and gain on extinguishment of debt, net.

Hovnanian Enterprises, Inc.
April 30, 2025
Interest incurred, expensed and capitalized
(In thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$52,884	$53,672	$57,671	$52,060
Plus: interest incurred	29,832	34,530	59,687	66,491
Less: interest expensed	(29,083)	(30,512)	(57,956)	(60,861)
Less: interest contributed to unconsolidated joint ventures (1)	-	(5,468)	(5,769)	(5,468)
Interest capitalized at end of period (2)	$53,633	$52,222	$53,633	$52,222

(1) Represents capitalized interest which was included as part of the assets contributed to joint ventures the company entered into during the six months ended April 30, 2025 and 2024, respectively. There was no impact to the Condensed Consolidated Statement of Operations as a result of these transactions.

(2) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

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Hovnanian Enterprises, Inc.
April 30, 2025
Reconciliation of Adjusted EBIT Return on Adjusted Investment
(in thousands)						LTM
		For the quarter ended				ended
		7/31/2024	10/31/2024	1/31/2025	4/30/2025	4/30/2025
Net income		$72,919	$94,349	$28,191	$19,726	$215,185

	As of					Five Quarter
	4/30/2024	7/31/2024	10/31/2024	1/31/2025	4/30/2025	Average
Total inventories	$1,417,058	$1,650,470	$1,644,804	$1,666,490	$1,743,965	$1,624,557
Return on Inventory						13.2%

		For the quarter ended				LTM ended
		7/31/2024	10/31/2024	1/31/2025	4/30/2025	4/30/2025
Net income		$72,919	$94,349	$28,191	$19,726	$215,185
Income tax provision		24,350	23,516	11,672	6,804	66,342
Interest expense		28,578	31,120	28,873	29,083	117,654
EBIT (1)		125,847	148,985	68,736	55,613	399,181
Inventory impairments and land option write-offs		3,099	7,918	1,040	3,056	15,113
Loss (gain) on extinguishment of debt, net		-	-	-	(399)	(399)
Adjusted EBIT (2)		$128,946	$156,903	$69,776	$58,270	$413,895
	As of
	4/30/2024	7/31/2024	10/31/2024	1/31/2025	4/30/2025
Total inventories	$1,417,058	$1,650,470	$1,644,804	$1,666,490	$1,743,965
Less Liabilities from inventory not owned, net of debt issuance costs	(86,618)	(135,559)	(140,298)	(156,274)	(173,098)
Less Interest capitalized at end of period	(52,222)	(54,592)	(57,671)	(52,884)	(53,633)
Plus Investments in and advances to unconsolidated joint ventures	150,674	126,318	142,910	172,679	183,461	Five Quarter Average
Adjusted Investment (3)	$1,428,892	$1,586,637	$1,589,745	$1,630,011	$1,700,695	$1,587,196
Adjusted EBIT Return on Adjusted Investment (4)						26.1%

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) Adjusted EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBIT represents earnings before interest expense, income taxes, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt, net.

(3) Adjusted Investment is a non-GAAP financial measure. The most directly comparable GAAP financial measure is total inventories. Adjusted Investment represents total inventories excluding liabilities from inventory not owned, net of debt issuance costs and interest capitalized and including investments in and advances to unconsolidated joint ventures.

(4) The ratio of Adjusted EBIT Return on Adjusted Investment is a non-GAAP financial measure. The most directly comparable GAAP financial measure is the ratio of net income to total inventories.

9

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	April 30,	October 31,
	2025	2024
	(Unaudited)	(1)
ASSETS
Homebuilding:
Cash and cash equivalents	$73,980	$209,976
Restricted cash and cash equivalents	9,031	7,875
Inventories:
Sold and unsold homes and lots under development	1,212,870	1,195,318
Land and land options held for future development or sale	263,363	238,499
Consolidated inventory not owned	267,732	210,987
Total inventories	1,743,965	1,644,804
Investments in and advances to unconsolidated joint ventures	183,461	142,910
Receivables, deposits and notes, net	24,712	29,400
Property and equipment, net	47,730	43,431
Prepaid expenses and other assets	84,058	82,525
Total homebuilding	2,166,937	2,160,921

Financial services	161,619	203,589

Deferred tax assets, net	224,543	241,064
Total assets	$2,553,099	$2,605,574

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$78,092	$90,675
Accounts payable and other liabilities	418,669	433,273
Customers’ deposits	45,662	41,639
Liabilities from inventory not owned, net of debt issuance costs	173,098	140,298
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	864,280	896,218
Accrued interest	12,355	14,508
Total homebuilding	1,592,156	1,616,611

Financial services	140,573	183,135

Income taxes payable	-	5,479
Total liabilities	1,732,729	1,805,225

Stockholders' equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at April 30, 2025 and October 31, 2024	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,416,945 shares at April 30, 2025 and 6,415,794 shares at October 31, 2024	64	64
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 757,014 shares at April 30, 2025 and 757,023 shares at October 31, 2024	8	8
Paid in capital - common stock	757,590	749,752
Retained earnings	116,715	74,136
Treasury stock - at cost – 1,348,087 shares of Class A common stock at April 30, 2025 and 1,090,179 shares at October 31, 2024; 27,669 shares of Class B common stock at April 30, 2025 and October 31, 2024	(189,306)	(158,910)
Total stockholders’ equity	820,370	800,349
Total liabilities and equity	$2,553,099	$2,605,574

(1) Derived from the audited balance sheet as of October 31, 2024

10

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2025	2024	2025	2024
Revenues:
Homebuilding:
Sale of homes	$650,314	$686,929	$1,297,228	$1,260,565
Land sales and other revenues	14,839	4,284	24,606	9,576
Total homebuilding	665,153	691,213	1,321,834	1,270,141
Financial services	21,318	17,167	38,260	32,435
Total revenues	686,471	708,380	1,360,094	1,302,576

Expenses:
Homebuilding:
Cost of sales, excluding interest	543,289	531,502	1,076,579	980,715
Cost of sales interest	19,938	21,543	39,294	41,441
Inventory impairments and land option write-offs	3,056	237	4,096	539
Total cost of sales	566,283	553,282	1,119,969	1,022,695
Selling, general and administrative	51,064	46,489	105,317	95,426
Total homebuilding expenses	617,347	599,771	1,225,286	1,118,121

Financial services	12,891	12,023	26,328	23,494
Corporate general and administrative	29,500	32,517	62,192	69,650
Other interest	9,145	8,969	18,662	19,420
Other (income) expense, net (1)	500	(3,128)	(20,120)	(2,577)
Total expenses	669,383	650,152	1,312,348	1,228,108
Gain on extinguishment of debt, net	399	-	399	1,371
Income from unconsolidated joint ventures	9,043	11,164	18,248	26,116
Income before income taxes	26,530	69,392	66,393	101,955
State and federal income tax provision:
State	1,811	5,231	3,860	7,437
Federal	4,993	13,325	14,616	19,778
Total income taxes	6,804	18,556	18,476	27,215
Net income	19,726	50,836	47,917	74,740
Less: preferred stock dividends	2,669	2,669	5,338	5,338
Net income available to common stockholders	$17,057	$48,167	$42,579	$69,402

Per share data:
Basic:
Net income per common share	$2.64	$7.12	$6.53	$10.22
Weighted-average number of common shares outstanding	6,411	6,457	6,464	6,477
Assuming dilution:
Net income per common share	$2.43	$6.66	$6.02	$9.57
Weighted-average number of common shares outstanding	6,951	6,902	7,011	6,920

(1) Includes gain on contribution of assets to a joint venture of $22.7 million for the six months ended April 30, 2025.

11

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		April 30,			April 30,			April 30,
		2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Northeast (2)
(DE, MD, NJ, OH, PA, VA, WV)	Home	497	549	(9.5)%	450	331	36.0%	824	800	3.0%
	Dollars	$261,796	$326,975	(19.9)%	$256,415	$197,708	29.7%	$506,850	$538,053	(5.8)%
	Avg. Price	$526,753	$595,583	(11.6)%	$569,811	$597,305	(4.6)%	$615,109	$672,566	(8.5)%
Southeast (2)
(FL, GA, SC)	Home	168	164	2.4%	153	246	(37.8)%	266	435	(38.9)%
	Dollars	$83,871	$74,061	13.2%	$74,603	$128,369	(41.9)%	$155,904	$202,343	(23.0)%
	Avg. Price	$499,232	$451,591	10.5%	$487,601	$521,825	(6.6)%	$586,105	$465,156	26.0%
West
(AZ, CA, TX)	Home	733	799	(8.3)%	682	706	(3.4)%	621	783	(20.7)%
	Dollars	$360,952	$384,774	(6.2)%	$319,296	$360,852	(11.5)%	$325,472	$389,094	(16.4)%
	Avg. Price	$492,431	$481,569	2.3%	$468,176	$511,122	(8.4)%	$524,110	$496,927	5.5%
Consolidated Total
	Home	1,398	1,512	(7.5)%	1,285	1,283	0.2%	1,711	2,018	(15.2)%
	Dollars	$706,619	$785,810	(10.1)%	$650,314	$686,929	(5.3)%	$988,226	$1,129,490	(12.5)%
	Avg. Price	$505,450	$519,716	(2.7)%	$506,081	$535,408	(5.5)%	$577,572	$559,708	3.2%
Unconsolidated Joint Ventures (2) (3)
(excluding KSA JV)	Home	231	249	(7.2)%	207	177	16.9%	427	528	(19.1)%
	Dollars	$149,477	$175,388	(14.8)%	$144,495	$119,011	21.4%	$299,857	$375,907	(20.2)%
	Avg. Price	$647,087	$704,369	(8.1)%	$698,043	$672,379	3.8%	$702,241	$711,945	(1.4)%
Grand Total
	Home	1,629	1,761	(7.5)%	1,492	1,460	2.2%	2,138	2,546	(16.0)%
	Dollars	$856,096	$961,198	(10.9)%	$794,809	$805,940	(1.4)%	$1,288,083	$1,505,397	(14.4)%
	Avg. Price	$525,535	$545,825	(3.7)%	$532,714	$552,014	(3.5)%	$602,471	$591,279	1.9%

KSA JV Only
	Home	95	30	216.7%	0	5	(100.0)%	569	105	441.9%
	Dollars	$24,660	$7,133	245.7%	$0	$1,238	(100.0)%	$139,292	$19,853	601.6%
	Avg. Price	$259,579	$237,767	9.2%	$0	$247,600	(100.0)%	$244,801	$189,076	29.5%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 86 homes and $70.1 million and 13 homes and $10.6 million of contract backlog as of April 30, 2024 from the consolidated Northeast and Southeast segments, respectively, to unconsolidated joint ventures. This is related to the assets and liabilities contributed to a joint venture the company entered into during the three months ended April 30, 2024.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

12

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Six Months Ended			Six Months Ending			Backlog
		April 30,			April 30,			April 30,
		2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Northeast (2)
(DE, MD, NJ, OH, PA, VA, WV)	Home	937	932	0.5%	895	663	35.0%	824	800	3.0%
	Dollars	$513,432	$575,728	(10.8)%	$538,063	$387,697	38.8%	$506,850	$538,053	(5.8)%
	Avg. Price	$547,953	$617,734	(11.3)%	$601,188	$584,762	2.8%	$615,109	$672,566	(8.5)%
Southeast (2)
(FL, GA, SC)	Home	304	274	10.9%	277	441	(37.2)%	266	435	(38.9)%
	Dollars	$159,970	$142,732	12.1%	$126,040	$233,997	(46.1)%	$155,904	$202,343	(23.0)%
	Avg. Price	$526,217	$520,920	1.0%	$455,018	$530,605	(14.2)%	$586,105	$465,156	26.0%
West (3)
(AZ, CA, TX)	Home	1,362	1,433	(5.0)%	1,367	1,242	10.1%	621	783	(20.7)%
	Dollars	$676,484	$691,702	(2.2)%	$633,125	$638,871	(0.9)%	$325,472	$389,094	(16.4)%
	Avg. Price	$496,684	$482,695	2.9%	$463,149	$514,389	(10.0)%	$524,110	$496,927	5.5%
Consolidated Total
	Home	2,603	2,639	(1.4)%	2,539	2,346	8.2%	1,711	2,018	(15.2)%
	Dollars	$1,349,886	$1,410,162	(4.3)%	$1,297,228	$1,260,565	2.9%	$988,226	$1,129,490	(12.5)%
	Avg. Price	$518,589	$534,355	(3.0)%	$510,921	$537,325	(4.9)%	$577,572	$559,708	3.2%
Unconsolidated Joint Ventures
(excluding KSA JV) (2) (3) (4)	Home	426	401	6.2%	404	344	17.4%	427	528	(19.1)%
	Dollars	$276,962	$275,493	0.5%	$276,271	$235,946	17.1%	$299,857	$375,907	(20.2)%
	Avg. Price	$650,146	$687,015	(5.4)%	$683,839	$685,890	(0.3)%	$702,241	$711,945	(1.4)%
Grand Total
	Home	3,029	3,040	(0.4)%	2,943	2,690	9.4%	2,138	2,546	(16.0)%
	Dollars	$1,626,848	$1,685,655	(3.5)%	$1,573,499	$1,496,511	5.1%	$1,288,083	$1,505,397	(14.4)%
	Avg. Price	$537,091	$554,492	(3.1)%	$534,658	$556,324	(3.9)%	$602,471	$591,279	1.9%

KSA JV Only
	Home	293	99	196.0%	0	44	(100.0)%	569	105	441.9%
	Dollars	$74,932	$21,241	252.8%	$0	$9,512	(100.0)%	$139,292	$19,853	601.6%
	Avg. Price	$255,741	$214,556	19.2%	$0	$216,182	(100.0)%	$244,801	$189,076	29.5%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 86 homes and $70.1 million and 13 homes and $10.6 million of contract backlog as of April 30, 2024 from the consolidated Northeast and Southeast segments, respectively, to unconsolidated joint ventures. This is related to the assets and liabilities contributed to a joint venture the company entered into during the three months ended April 30, 2024.

(3) Reflects the reclassification of 8 homes and $5.0 million of contract backlog as of January 31, 2025, from the consolidated West segment to unconsolidated joint ventures. This is related to the assets and liabilities contributed to the joint venture the company entered into during the three months ended January 31, 2025.

(4) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

13

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		April 30,			April 30,			April 30,
		2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Northeast (2)
(Unconsolidated Joint Ventures)	Home	138	156	(11.5)%	117	90	30.0%	303	292	3.8%
(Excluding KSA JV)	Dollars	$86,848	$123,347	(29.6)%	$89,824	$65,531	37.1%	$207,233	$238,635	(13.2)%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$629,333	$790,686	(20.4)%	$767,726	$728,122	5.4%	$683,937	$817,243	(16.3)%
Southeast (2)
(Unconsolidated Joint Ventures)	Home	69	60	15.0%	74	69	7.2%	101	195	(48.2)%
(FL, GA, SC)	Dollars	$49,410	$35,503	39.2%	$46,138	$44,243	4.3%	$79,906	$117,650	(32.1)%
	Avg. Price	$716,087	$591,717	21.0%	$623,486	$641,203	(2.8)%	$791,149	$603,333	31.1%
West
(Unconsolidated Joint Ventures)	Home	24	33	(27.3)%	16	18	(11.1)%	23	41	(43.9)%
(AZ, CA, TX)	Dollars	$13,219	$16,538	(20.1)%	$8,533	$9,237	(7.6)%	$12,718	$19,622	(35.2)%
	Avg. Price	$550,792	$501,152	9.9%	$533,313	$513,167	3.9%	$552,937	$478,585	15.5%
Unconsolidated Joint Ventures (2) (3)
(Excluding KSA JV)	Home	231	249	(7.2)%	207	177	16.9%	427	528	(19.1)%
	Dollars	$149,477	$175,388	(14.8)%	$144,495	$119,011	21.4%	$299,857	$375,907	(20.2)%
	Avg. Price	$647,087	$704,369	(8.1)%	$698,043	$672,379	3.8%	$702,241	$711,945	(1.4)%

KSA JV Only
	Home	95	30	216.7%	0	5	(100.0)%	569	105	441.9%
	Dollars	$24,660	$7,133	245.7%	$0	$1,238	(100.0)%	$139,292	$19,853	601.6%
	Avg. Price	$259,579	$237,767	9.2%	$0	$247,600	(100.0)%	$244,801	$189,076	29.5%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 86 homes and $70.1 million and 13 homes and $10.6 million of contract backlog as of April 30, 2024 from the consolidated Northeast and Southeast segments, respectively, to unconsolidated joint ventures. This is related to the assets and liabilities contributed to a joint venture the company entered into during the three months ended April 30, 2024.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

14

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Six Months Ended			Six Months Ended			Backlog
		April 30,			April 30,			April 30,
		2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Northeast (2)
(Unconsolidated Joint Ventures)	Home	255	227	12.3%	226	181	24.9%	303	292	3.8%
(Excluding KSA JV)	Dollars	$165,577	$180,703	(8.4)%	$170,714	$133,707	27.7%	$207,233	$238,635	(13.2)%
(DE, MD, NJ, OH, PA, VA, WV)	Avg. Price	$649,322	$796,048	(18.4)%	$755,372	$738,713	2.3%	$683,937	$817,243	(16.3)%
Southeast (2)
(Unconsolidated Joint Ventures)	Home	136	115	18.3%	153	119	28.6%	101	195	(48.2)%
(FL, GA, SC)	Dollars	$92,400	$66,671	38.6%	$92,986	$79,521	16.9%	$79,906	$117,650	(32.1)%
	Avg. Price	$679,412	$579,748	17.2%	$607,752	$668,244	(9.1)%	$791,149	$603,333	31.1%
West (3)
(Unconsolidated Joint Ventures)	Home	35	59	(40.7)%	25	44	(43.2)%	23	41	(43.9)%
(AZ, CA, TX)	Dollars	$18,985	$28,119	(32.5)%	$12,571	$22,718	(44.7)%	$12,718	$19,622	(35.2)%
	Avg. Price	$542,429	$476,593	13.8%	$502,840	$516,318	(2.6)%	$552,957	$478,585	15.5%
Unconsolidated Joint Ventures
(Excluding KSA JV) (2) (3) (4)	Home	426	401	6.2%	404	344	17.4%	427	528	(19.1)%
	Dollars	$276,962	$275,493	0.5%	$276,271	$235,946	17.1%	$299,857	$375,907	(20.2)%
	Avg. Price	$650,146	$687,015	(5.4)%	$683,839	$685,890	(0.3)%	$702,241	$711,945	(1.4)%

KSA JV Only
	Home	293	99	196.0%	0	44	(100.0)%	569	105	441.9%
	Dollars	$74,932	$21,241	252.8%	$0	$9,512	(100.0)%	$139,292	$19,853	601.6%
	Avg. Price	$255,741	$214,556	19.2%	$0	$216,182	(100.0)%	$244,801	$189,076	29.5%

DELIVERIES INCLUDE EXTRAS
Notes:
(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 86 homes and $70.1 million and 13 homes and $10.6 million of contract backlog as of April 30, 2024 from the consolidated Northeast and Southeast segments, respectively, to unconsolidated joint ventures. This is related to the assets and liabilities contributed to a joint venture the company entered into during the three months ended April 30, 2024.

(3) Reflects the reclassification of 8 homes and $5.0 million of contract backlog as of January 31, 2025, from the consolidated West segment to unconsolidated joint ventures. This is related to the assets and liabilities contributed to the joint venture the company entered into during the three months ended January 31, 2025.

(4) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.